AMENDED AND RESTATED NOTE


U.S. $34,753,667.00
          May 21, 1997

          FOR VALUE RECEIVED, each of
AEGIS AUTO FINANCE, INC., a Delaware
corporation, and AEGIS CONSUMER FINANCE,
INC., a Delaware corporation (individually a "Borrower") do hereby jointly and severally promises to pay to III FINANCE LTD., a Cayman
Islands company ("Lender"), the principal amount of U.S. $34,753,667.00 (THIRTY FOUR
MILLION SEVEN HUNDRED FIFTY THREE
THOUSAND SIX HUNDRED SIXTY SEVEN
AND 00/100 DOLLARS) on the "Termination
Date" (as defined in the Loan Agreement referred to below), and to pay interest on the unpaid principal balance hereof at a rate per annum equal to 12%, payable monthly in arrears on each "Distribution Date" (as defined in the Loan
Agreement) for all accrued and unpaid interest on the unpaid principal of the Loans through such date. In addition, on any date of any principal prepayment pursuant to Section 2.5 and 7.1 of the Loan Agreement, the Borrowers shall pay accrued and unpaid interest on the amount of such prepayment to the extent such interest is not otherwise paid pursuant to the immediately preceding sentence.

          Interest shall be calculated on the
basis of a 360-day year for the actual number of days elapsed. Upon the occurrence and during the continuance of an Event of Default, the interest rate shall be increased by two percent (2.00%) per annum above the rate of interest otherwise applicable. In no event shall the interest payable hereunder exceed the Maximum Rate.

          This Note is a "Note" referred to in
and issued pursuant to that certain Amended and Restated Master Loan Agreement dated as of April
30, 1997 among Borrowers and Lender (as
amended, restated, supplemented or otherwise modified from time to time, the "Loan
Agreement"), Capitalized terms used herein without definition are used as defined in the Loan
Agreement. This Note is entitled to the benefits of, the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.

          This Note is a registered obligation
(as more particularly described in Section 8.8 of the Loan Agreement), and it is the intent of the parties to the Loan Agreement that the Loans be maintained in "registered form" within the meaning of Section 163(f), 871(h) (2) and 881 (c)
(2) of the Internal Revenue Code.

          Upon and after the occurrence of an
Event of Default, this Note may, as provided in the Loan Agreement, without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable. The
Loan Agreement also contains provisions for optional and mandatory prepayments on account of the principal hereof prior to maturity upon the terms and conditions specified therein.

          All payments of principal of and
interest on this Note shall be made to Lender at such account as Lender shall in writing direct
Borrowers, in immediately available funds and in currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

          Each Borrower jointly and severally
promises to pay all costs and expenses, including reasonable attorneys' fees and disbursements incurred in the collection and enforcement of this Note or any appeal of a judgment rendered thereon, all in accordance with the provisions of the Loan Agreement. Each Borrower hereby waives diligence, presentment, protest, demand and notice of every kind except as required pursuant to the Loan Agreement and to the full extent permitted by law the right to plead any statute of limitations as a defense to any demands hereunder.

          This Note is secured by all
Collateral securing the Obligations pursuant to the Loan Agreement and the other Financing
Agreements.

          This Note amends and restates
various promissory notes (the "Prior Notes") issued pursuant to various loan agreements as more particularly described in the Loan
Agreement. Borrowers hereby acknowledge and agree that this Note is intended in substitution for, and not in payment of, the Prior Notes, and is not intended to cause a novation thereof or of the indebtedness evidenced thereby.

          THIS NOTE SHALL BE
GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.


AEGIS CONSUMER FINANCE, INC.

By

Name:  Joseph F. Battiato

Title: President

AEGIS AUTO FINANCE, INC.

By

Name:  Joseph F. Battiato

          President




A:\10_108_1.WPD   September 16, 1997 (2:38pm)